Exhibit 23

[McGrail Merkel Quinn & Associates Letterhead]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of North Penn Bancorp, Inc. of our report dated March 23, 2007, relating to the consolidated financial statements on North Penn Bancorp, Inc. and subsidiary included in the Prospectus of North Penn Bancorp, Inc., dated August 10, 2007, as filed with the Securities and Exchange Commission on August 16, 2007.

November 26, 2007	By:	/s/McGrail Merkel Quinn & Associates
McGrail Merkel Quinn & Associates
Scranton, Pennsylvania